UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 9, 2011 (May 3, 2011)
KEY ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other Jurisdiction of Incorporation)	001-08038 (Commission File Number)	04-2648081 (IRS Employer Identification No.)
1301 McKinney Street, Suite 1800
Houston, Texas 77010
(Address of principal executive offices and Zip Code)
713/651-4300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On behalf of the Board of Directors (the “Board”) of Key Energy Services, Inc. (the “Company”), Richard J. Alario, Chairman of the Board, accepted Carter A. Ward’s resignation from the Board effective May 3, 2011. This resignation was made pursuant to the terms of the Purchase and Sale Agreement dated as of July 23, 2010 (the “Agreement”), by and among the Company, its wholly-owned subsidiary Key Energy Services, LLC, a Texas limited liability company, OFS Energy Services, LLC, a Delaware limited liability company (“OFS ES”) and OFS Holdings, LLC, a Delaware limited liability company. The Agreement provides that Mr. Ward, the nominee designated by OFS ES to serve on the Board, agrees to resign from the Board, subject to the Board’s discretion to accept such resignation, if and when ArcLight Energy Partners Fund III, L.P. (“ArcLight”) beneficially owns shares of the Company’s common stock representing less than 5% of the Company’s outstanding common stock. The Company anticipates having 10 members on its Board after the Annual Stockholders' meeting, which is scheduled for May 19, 2011.
     The Company is disclosing this director resignation information in accordance with Item 5.02(b) of Form 8-K.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.
Date: May 9, 2011	By:	/s/ KIMBERLY R. FRYE
Kimberly R. Frye
Senior Vice President and General Counsel